Exhibit 99.1
News Release
FIS Reports Third Quarter 2018 Results

•	GAAP revenue decreased 0.6 percent; organic revenue increased 4.0 percent

•	Diluted EPS increased 161.1 percent to $0.47; Adjusted EPS increased 13.7 percent to $1.33

•	Returned $570 million to shareholders; $465 million in share repurchases and $105 million in dividends

JACKSONVILLE Fla., October 30, 2018 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported third quarter 2018 results. All financial results, calculations and year over year comparisons reflect the adoption of Accounting Standards Codification 606 (ASC 606) on a full retrospective basis. The comparability of the Company’s third quarter results is impacted by the divestitures of its consulting businesses in 2017 and its Kingstar business in China and Certegy Check Services business in 2018.

On a GAAP basis, revenue decreased 0.6 percent to $2,084 million from $2,096 million in the prior year quarter. Operating income decreased to $342 million from $385 million in the prior year quarter, while operating income margin contracted 200 basis points to 16.4 percent. Net earnings attributable to common stockholders was $154 million for the quarter, or $0.47 per diluted share, compared to $0.18 per diluted share in the prior year quarter, an increase of 161.1 percent.

On an adjusted basis, organic revenue increased 4.0 percent. Adjusted EBITDA increased to $808 million for the third quarter, from $751 million in the prior year quarter, while adjusted EBITDA margin expanded 290 basis points to 38.7 percent. Adjusted net earnings attributable to common stockholders was $438 million for the quarter, or $1.33 per diluted share, compared to $1.17 per diluted share in the prior year quarter, an increase of 13.7 percent.

“We are very pleased with our results for the quarter,” said Gary Norcross, FIS chairman, president and chief executive officer. “We continue to make strong progress executing against our modernization and market expansion strategies, which gives us confidence to achieve our long-term goals.”

Segment Information

The Company’s third quarter segment results are impacted by the divestitures of its consulting businesses in Global Financial Solutions (GFS) and Integrated Financial Solutions (IFS) in 2017, its Kingstar business in China in GFS in 2018 and its Certegy Check Services business in Corporate / Other in 2018.

•	IFS:

GAAP revenue increased 5.1 percent to $1,090 million from $1,038 million in the prior year quarter. Organic revenue increased 5.6 percent. Adjusted EBITDA increased to $496 million from $469 million in the prior year quarter, and adjusted EBITDA margin was 45.5 percent, representing expansion of 30 basis points.

•	GFS:

GAAP revenue decreased 6.1 percent to $916 million from $975 million in the prior year quarter. Organic revenue increased 2.5 percent. Adjusted EBITDA increased to $355 million from $337 million in the prior year quarter, and adjusted EBITDA margin was 38.7 percent, representing expansion of 420 basis points.

•	Corporate / Other:

GAAP revenue decreased 6.6 percent to $78 million compared to $83 million in the prior year quarter. Organic revenue increased 1.2 percent. Adjusted EBITDA loss was $43 million and is inclusive of $55 million of corporate expenses.

Balance Sheet and Cash Flows

As of September 30, 2018, cash and cash equivalents totaled $632 million and debt outstanding totaled $9,038 million with a weighted average interest rate of 3.5 percent. Third quarter net cash provided by operating activities was $464 million and free cash flow was $356 million.

The Company repurchased 4.3 million common shares at a total cost of approximately $465 million in the third quarter. Approximately $2,830 million remained under the existing share repurchase authorization as of September 30, 2018. The Company paid dividends of $105 million in the third quarter.

Full-Year 2018 Guidance Revised

Variances in revisions between GAAP Guidance and Non-GAAP Guidance are attributable to currency translation, M&A activity and other non-GAAP adjustments.

The decrease in diluted EPS guidance compared to that provided in the second quarter is primarily driven by asset impairments related to unwinding the Brazilian Venture and loss on a divestiture recorded in the third quarter, both of which were not included in previous GAAP guidance due to their uncertain nature in terms of size and timing.

2018 GAAP Guidance

•	Consolidated GAAP revenue decrease of approximately 2.5 percent, previously 1.5 to 2.5 percent;
- IFS GAAP revenue increase of approximately 3.5 percent, previously 2.5 to 3.5 percent;
- GFS GAAP revenue decrease of approximately 7.5 percent, previously 5.0 to 6.0 percent

•	Net earnings margin of approximately 11.0 percent, previously approximately 13.0 percent

•	Diluted EPS of $2.69 to $2.76, previously $3.08 to $3.39

2018 Non-GAAP Guidance

•	Consolidated organic revenue increase of approximately 3.0 percent, previously 2.5 to 3.5 percent;
- IFS organic revenue increase of approximately 4.0 percent, previously 3.0 to 4.0 percent;
- GFS organic revenue increase of approximately 3.0 percent, previously 3.0 to 4.0 percent

•	Adjusted EBITDA margin of approximately 37.0 percent

•	Adjusted EPS of $5.20 to $5.24, previously $5.18 to $5.34

Webcast

FIS will sponsor a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) Tues., October 30, 2018. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.
These non-GAAP measures include adjusted revenue, constant currency revenue, organic revenue increase/decrease, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings (including per share amounts), adjusted cash flows from operations and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.
We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. The constant currency and organic revenue increase/decrease measures adjust for the effects of exchange rate fluctuations, while organic revenue increase/decrease also adjusts for acquisitions and divestitures, giving investors further insight into our performance. Finally, the non-GAAP cash flow measures provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.
Adjusted revenue consists of revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the IFS and GFS segments are not affected by this adjustment and, therefore, no adjusted revenue is presented for these segments.

Constant currency revenue represents (i) adjusted revenue, as defined above, in respect of the consolidated results and the Corporate and Other segment and (ii) reported revenue in respect of the IFS and GFS segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue increase/decrease is constant currency revenue, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is further adjusted to add pre-acquisition revenue of acquired businesses for a portion of the prior year matching the portion of the current year for which the business was owned, and subtract pre-divestiture revenue for divested businesses for the portion of the prior year matching the portion of the current year for which the business was not owned, for any acquisitions or divestitures by FIS.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA is EBITDA, as defined above, excluding certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Adjusted net earnings excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization and equity method investment earnings (loss), both of which are recurring.

Adjusted net earnings per diluted share, or Adjusted EPS, reflects adjusted net earnings from continuing operations divided by weighted average diluted shares outstanding.

Adjusted cash flows from operations reflect net cash provided by operating activities adjusted for the net change in settlement assets and obligations and exclude certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flows from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.fisglobal.com.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 52,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•
the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	the failure to meet financial goals to grow the business in Brazil after the unwinding of the Brazilian Venture;

•	the risks of reduction in revenue from the loss of existing and/or potential customers in Brazil after the unwinding of the Brazilian Venture;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the SEC.
Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
October 30, 2018

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three and nine months ended September 30, 2018 and 2017

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of September 30, 2018 and December 31, 2017

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2018 and 2017

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and nine months ended September 30, 2018 and 2017

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and nine months ended September 30, 2018 and 2017

Exhibit F	Supplemental GAAP to Non-GAAP Reconciliations on Guidance - Unaudited for the year ended December 31, 2018

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share amounts)

Exhibit A

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$2,084	$2,096	$6,256	$6,502
Cost of revenue	1,364	1,386	4,192	4,397
Gross profit	720	710	2,064	2,105
Selling, general and administrative expenses	283	325	980	1,104
Asset impairments	95	—	95	—
Operating income	342	385	989	1,001
Other income (expense):
Interest expense, net	(80)	(84)	(225)	(267)
Other income (expense), net	(58)	(182)	(60)	(123)
Total other income (expense), net	(138)	(266)	(285)	(390)
Earnings before income taxes and equity method investment earnings (loss)	204	119	704	611
Provision (benefit) for income taxes	37	50	122	260
Equity method investment earnings (loss)	(4)	—	(11)	—
Net earnings	163	69	571	351
Net (earnings) loss attributable to noncontrolling interest	(9)	(10)	(23)	(24)
Net earnings attributable to FIS common stockholders	$154	$59	$548	$327

Net earnings per share-basic attributable to FIS common stockholders	$0.47	$0.18	$1.67	$0.99
Weighted average shares outstanding-basic	328	331	329	330
Net earnings per share-diluted attributable to FIS common stockholders	$0.47	$0.18	$1.65	$0.98
Weighted average shares outstanding-diluted	331	336	333	335

Amounts in table may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share amounts)

		Exhibit B

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$632	$665
Settlement deposits	563	677
Trade receivables, net	1,398	1,624
Contract assets	115	108
Settlement receivables	386	291
Other receivables	198	70
Prepaid expenses and other current assets	252	253
Assets held for sale	53	—
Total current assets	3,597	3,688
Property and equipment, net	546	610
Goodwill	13,585	13,730
Intangible assets, net	3,304	3,885
Computer software, net	1,710	1,728
Deferred contract costs, net	442	354
Other noncurrent assets	510	531
Total assets	$23,694	$24,526

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,007	$1,241
Settlement payables	925	949
Deferred revenue	692	776
Current portion of long-term debt	40	1,045
Liabilities held for sale	28	—
Total current liabilities	2,692	4,011
Long-term debt, excluding current portion	8,998	7,718
Deferred income taxes	1,402	1,468
Deferred revenue	61	106
Other long-term liabilities	375	403
Total liabilities	13,528	13,706
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,715	10,534
Retained earnings	4,339	4,109
Accumulated other comprehensive earnings (loss)	(433)	(332)
Treasury stock, at cost	(4,544)	(3,604)
Total FIS stockholders’ equity	10,081	10,711
Noncontrolling interest	85	109
Total equity	10,166	10,820
Total liabilities and equity	$23,694	$24,526

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Nine months ended September 30,
	2018	2017
Cash flows from operating activities:
Net earnings	$571	$351
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,060	1,015
Amortization of debt issue costs	13	15
Asset impairments	95	—
Loss (gain) on sale of businesses	48	(55)
Loss on extinguishment of debt	1	192
Stock-based compensation	66	86
Deferred income taxes	(65)	(196)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	151	(187)
Contract assets	(10)	77
Settlement activity	(6)	(27)
Prepaid expenses and other assets	31	(20)
Deferred contract costs	(180)	(111)
Deferred revenue	(122)	(51)
Accounts payable, accrued liabilities and other liabilities	(365)	(10)
Net cash provided by operating activities	1,288	1,079

Cash flows from investing activities:
Additions to property and equipment	(115)	(98)
Additions to computer software	(349)	(350)
Proceeds from sale of businesses	58	1,307
Other investing activities, net	(26)	(3)
Net cash provided by (used in) investing activities	(432)	856

Cash flows from financing activities:
Borrowings	8,068	7,900
Repayment of borrowings and capital lease obligations	(7,725)	(9,594)
Debt issuance costs	(30)	(13)
Proceeds from exercise of stock options	273	168
Treasury stock activity	(1,038)	(46)
Dividends paid	(316)	(289)
Distribution to Brazilian Venture partner	(23)	(23)
Other financing activities, net	(3)	(36)
Net cash provided by (used in) financing activities	(794)	(1,933)

Effect of foreign currency exchange rate changes on cash	(56)	35
Less net change in cash balances classified as assets held for sale	(39)	—
Net increase (decrease) in cash and cash equivalents	(33)	37
Cash and cash equivalents, at beginning of period	665	683
Cash and cash equivalents, at end of period	$632	$720

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended September 30, 2018
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$1,090	$916	$78	$2,084
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	1	1
Adjusted revenue	$1,090	$916	$79	$2,085

	Nine months ended September 30, 2018
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$3,275	$2,742	$239	$6,256
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	4	4
Adjusted revenue	$3,275	$2,742	$243	$6,260

	Three months ended September 30, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$1,038	$975	$83	$2,096
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	2	2
Adjusted revenue	$1,038	$975	$85	$2,098

	Nine months ended September 30, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Revenue	$3,162	$3,064	$276	$6,502
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	6	6
Adjusted revenue	$3,162	$3,064	$282	$6,508

(1)	See note (4) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended September 30,
	2018			2017
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue	FX	Revenue	Revenue	Adjustments (1)	Base	Growth
Integrated Financial Solutions	$1,090	$—	$1,090	$1,038	$(5)	$1,033	5.6%
Global Financial Solutions	916	30	946	975	(52)	923	2.5%
Corporate and Other	79	—	79	85	(7)	78	1.2%
Total	$2,085	$30	$2,115	$2,098	$(64)	$2,034	4.0%

	Nine months ended September 30,
	2018			2017
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue	FX	Revenue	Revenue	Adjustments (1)	Base	Growth
Integrated Financial Solutions	$3,275	$(2)	$3,273	$3,162	$(25)	$3,137	4.3%
Global Financial Solutions	2,742	11	2,753	3,064	(353)	2,711	1.6%
Corporate and Other	243	—	243	282	(25)	257	(5.7)%
Total	$6,260	$9	$6,269	$6,508	$(403)	$6,105	2.7%

Amounts in table may not sum or calculate due to rounding.

(1)
In year adjustments primarily include removing revenue from the Public Sector and Education ("PS&E") businesses, Capco consulting business and risk and compliance consulting business, Kingstar and Certegy Check Services business unit divestitures, as well as removing revenue from other businesses divested by FIS.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit D (continued)

	Three months ended	Nine months ended
	September 30, 2018	September 30, 2018
Net cash provided by operating activities	$464	$1,288
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	16	76
Tax payments on divestitures (2)	5	24
Debt financing activities (3)	—	1
Settlement activity	19	6
Adjusted cash flows from operations	504	1,395
Capital expenditures	(148)	(464)
Free cash flow	$356	$931

	Three months ended	Nine months ended
	September 30, 2017	September 30, 2017
Net cash provided by operating activities	$534	$1,079
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	11	74
Tax payments on divestitures (2)	—	312
Settlement activity	8	27
Adjusted cash flows from operations	553	1,492
Capital expenditures	(151)	(448)
Free cash flow	$402	$1,044

Free cash flow reflects adjusted cash flows from operations less capital expenditures. Free cash flow does not represent our residual cash flows available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flows from operations and free cash flow for the three and nine months ended September 30, 2018 and 2017 exclude cash payments for certain acquisition, integration and other costs, net of related tax impact. The related tax impact totaled $4 million and $9 million for the three months and $19 million and $54 million for the nine months ended September 30, 2018 and 2017, respectively.

(2)
Adjusted cash flows from operations and free cash flow exclude tax payments made in 2018 related to the sale of Capco consulting business and risk and compliance consulting business recognized during 2017 and other divestitures recognized during the first nine months of 2018. Adjusted cash flows from operations and free cash flow for the nine months ended September 30, 2017 exclude the second quarter tax payment related to the gain on the sale of PS&E and other divestitures, which were recognized during the first and second quarters of 2017.

(3)
Adjusted cash flows from operations and free cash flow for the nine months ended September 30, 2018 exclude the $1 million one-time bond premium payment on the redemption of our senior notes due October 2018.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017

Net earnings attributable to FIS common stockholders	$154	$59	$548	$327
Provision (benefit) for income taxes	37	50	122	260
Interest expense, net	80	84	225	267
Other, net	71	192	94	147

Operating income, as reported	342	385	989	1,001
FIS depreciation and amortization, excluding purchase accounting amortization	173	159	511	471
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	181	183	549	544
Acquisition, integration and other costs (2)	16	22	122	141
Asset impairments (3)	95	—	95	—
Acquisition deferred revenue adjustment (4)	1	2	4	6
Adjusted EBITDA	$808	$751	$2,270	$2,163

See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E (continued)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017

Earnings before income taxes and equity method investment earnings (loss)	$204	$119	$704	$611
Provision (benefit) for income taxes	37	50	122	260
Equity method investment earnings (loss)	(4)	—	(11)	—
Net (earnings) loss attributable to noncontrolling interest	(9)	(10)	(23)	(24)
Net earnings attributable to FIS common stockholders	154	59	548	327
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	181	183	549	544
Acquisition, integration and other costs (2)	16	22	122	141
Asset impairments (3)	95	—	95	—
Acquisition deferred revenue adjustment (4)	1	2	4	6
Loss (gain) on businesses and investments (5)	54	33	53	(55)
Debt financing activities (6)	—	167	1	196
Equity method investment earnings (loss) (7)	4	—	11	—
Provision for income taxes on non-GAAP adjustments	(67)	(73)	(172)	(143)
Total non-GAAP adjustments	284	334	663	689
Adjusted net earnings, net of tax	$438	$393	$1,211	$1,016

Net earnings per share - diluted attributable to FIS common stockholders	$0.47	$0.18	$1.65	$0.98
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	0.55	0.54	1.65	1.62
Acquisition, integration and other costs (2)	0.05	0.07	0.37	0.42
Asset impairments (3)	0.29	—	0.29	—
Acquisition deferred revenue adjustment (4)	—	0.01	0.01	0.02
Loss (gain) on businesses and investments (5)	0.16	0.10	0.16	(0.16)
Debt financing activities (6)	—	0.50	—	0.59
Equity method investment earnings (loss) (7)	0.01	—	0.03	—
Provision for income taxes on non-GAAP adjustments	(0.20)	(0.22)	(0.52)	(0.43)
Adjusted net earnings per share - diluted attributable to FIS common stockholders	$1.33	$1.17	$3.64	$3.04

Weighted average shares outstanding-diluted	331	336	333	335

Amounts in table may not sum or calculate due to rounding.

See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E (continued)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliations for the three and nine months ended September 30, 2018 and 2017.

The adjustments are as follows:

(1)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, trademarks and tradenames, and non-compete agreements. Beginning with the 2015 acquisition of SunGard, this column also includes the incremental amortization associated with purchase price adjustments to technology assets acquired.

(2)
This item represents acquisition and integration costs primarily related to the SunGard acquisition, and certain other costs including those associated with data center consolidation activities of $9 million in the third quarter of 2018.

(3)
This item represents asset impairments for assets being held for sale that will be transferred to Banco Bradesco upon closing of the agreement to unwind the Brazilian Venture as well as impairments of the goodwill and contract intangible asset associated with the Brazilian Venture.

(4)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements.

(5)
This item represents the pre-tax loss on businesses and investments during the first, second and third quarters of 2018, the pre-tax gain on the sale of PS&E businesses and other divestitures during the first quarter of 2017 and the pre-tax loss on the sale of the Capco consulting business and risk and compliance consulting business ("Capco") during the third quarter of 2017.

(6)
This item represents the write-off of certain previously capitalized debt issuance costs and the payment of a bond premium associated with the early redemption of our senior notes due October 2018 during June 2018. For the third quarter of 2017, this item represents a pre-tax charge upon extinguishment of approximately $167 million in tender premiums and the write-off of previously capitalized debt issuance costs on the repurchase of approximately $2,000 million in aggregate principal of debt securities. For the nine months of 2017, this item also includes the write-off of certain previously capitalized debt issuance costs and the payment of an $18 million bond premium associated with the early redemption of our senior notes due March 2022 during March 2017 and other costs related to debt refinancing.

(7)
This item represents our equity method investment earnings or loss. This is predominantly due to our equity ownership interest in Cardinal Holdings, LP and represents our portion of non-cash earnings or loss for the period presented.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED

Exhibit F

Year ended
December 31, 2018

Consolidated GAAP revenue increase/(decrease)	(2.5)%

Estimated adjustments (1)	5.5%

Consolidated organic revenue increase/(decrease)	3.0%

Year ended
December 31, 2018

IFS GAAP revenue increase/(decrease)	3.5%

Estimated adjustments (1)	0.5%

IFS organic revenue increase/(decrease)	4.0%

Year ended
December 31, 2018

GFS GAAP revenue increase/(decrease)	(7.5)%

Estimated adjustments (1)	10.5%

GFS organic revenue increase/(decrease)	3.0%

(1)
Estimated adjustments for the full-year 2017 needed to create a comparable base year for organic revenue increase/decrease include the addition of deferred revenue adjustments, and the subtraction of pre-divestiture revenue, in the applicable periods, associated with the divestitures of PS&E, Capco consulting business and risk and compliance consulting business, Kingstar and Certegy Check Services business unit. Estimated adjustments for the full-year 2018 include the addition of deferred revenue adjustments and either the addition or subtraction of revenue associated with foreign currency translation. The effect of the foregoing estimated adjustments for 2018 are shown on a combined basis.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED

Exhibit F (continued)

	Year ended
	December 31, 2018
	Low	High

Net earnings per share - diluted attributable to FIS common stockholders	$2.69	$2.76

Estimated adjustments (1)	2.51	2.48

Adjusted net earnings per share - diluted attributable to FIS common stockholders	$5.20	$5.24

(1)
Estimated adjustments for the full-year 2018 include purchase accounting amortization, acquisition, integration and other costs, acquisition deferred revenue adjustments, equity method investment earnings (loss), debt financing activities, asset impairments, loss (gain) on businesses and investments and other items, net of tax impact.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED

Exhibit F (continued)

Year ended
December 31, 2018

Net earnings margin attributable to FIS common stockholders	11.0%

Estimated adjustments (1)	26.0%

Adjusted EBITDA margin	37.0%

(1)
Estimated adjustments for the full-year 2018 include purchase accounting amortization, acquisition, integration and other costs, acquisition deferred revenue adjustments, asset impairments and other items.